                                                                   EXHIBIT 10.3

                            Softnet Industries, Inc.

                                Promissory Note                December 10, 1998

                  To: Diversified Cosmetics International, Inc.

It is hereby declared that Softnet Industries agrees/promises to pay to Diversified Cosmetics International, Inc. the sum of $100,000 CDN (or $69,000 US at the time of this agreement).

This sum is due on demand and carries interest at a rate of 0%.


/S/ D.J. Slamko
----------------------------
Diversified Cosmetics